EXHIBIT 99.2

                           CERTIFICATE OF AMENDMENT OF

                          ARTICLES OF INCORPORATION OF

                            A-FEM MEDICAL CORPORATION

A-Fem Medical Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, does hereby certify:

      1. The name of the corporation is A-Fem Medical Corporation.

      2. The articles of incorporation of the Corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article:

                  "ARTICLE I. NAME. The name of the Corporation is QuantRx Biomedical Corporation."

      3. The amendment of the articles of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 78.315, 78.320 and 78.390 of the Nevada Revised Statutes.




Executed on this 30th day of November, 2005.


                              A-FEM MEDICAL CORPORATION


                              By:  /s/Walter Witoshkin
                                   --------------------------
                                   Name:  Walter Witoshkin
                                   Title: President and Chief Executive
                                          Officer